Exhibit 99.1

FOR IMMEDIATE RELEASE
September 16, 2008

UNITED NATURAL FOODS, INC. EXPANDS DEPTH OF MANAGEMENT
APPOINTS STEVEN L. SPINNER AS PRESIDENT & CEO AND
MICHAEL S. FUNK AS CHAIR OF THE BOARD

Lead Independent Director Thomas B. Simone Appointed As Vice Chair of the Board

Dayville, Connecticut – September 16, 2008 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the “Company”) announced today that its Board of Directors has appointed distribution industry veteran Steven L. Spinner, age 48, as its new President and Chief Executive Officer.  Current President and Chief Executive Officer Michael S. Funk, age 54, will continue his 32-year career with the Company as Chair of the Board and will remain actively involved in strategic growth initiatives and key customer and supplier relations.

Prior to his appointment as the Company’s President and Chief Executive Officer, Mr. Spinner enjoyed a successful career of more than 20 years at Performance Food Group Company (“PFG”), the third largest broadline food service distributor in the United States, with net sales in excess of $6.3 billion in its 2007 fiscal year.  During this tenure, Mr. Spinner progressed through increasingly responsible management positions and most recently served as PFG’s president and chief executive officer until May 2008, when PFG was acquired by a private equity consortium.

The Company also announced that current Chair of the Board, Thomas B. Simone, age 66, has been appointed as Vice Chair of the Board and will continue to serve as the Company’s Lead Independent Director.

Comments from the Company
Michael Funk commented, “For more then three decades I’ve helped build an organization that has realized incredible growth and established a leadership position in our industry. I am extremely confident that Steven’s extensive experience will enable UNFI to further enhance and expand our market leadership position, and I look forward to working with him and our strong management team to achieve our long-term growth plans.”

Commenting on the transition, Thomas Simone, added, “The Board has been integrally involved in the succession planning process and believes Steven’s experience makes him the right person to lead the Company through its next phase of growth.  We continue to appreciate Michael’s many contributions to the Company and look forward to his continuing active involvement as Chair of the Board.”

Steven Spinner commented, “I am excited about joining UNFI! We have a passionate group of associates dedicated to a strong culture of growth, integrity and change.  I look forward to working closely with Michael Funk, all UNFI associates, customers and suppliers as we continue to build our company and strengthen our leadership position in the market.  It’s a terrific time to be part of this great organization in an ever changing and growing industry.”

Conference Call
Management will conduct a conference call and audio webcast at 9:30 a.m. EDT on September 16, 2008 to discuss the appointment.   The conference call dial-in number is (303) 262-2053.

An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company’s website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods
United Natural Foods, Inc. carries and distributes more than 60,000 products to more than 17,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the “Best Managed Companies in America,” ranked by Fortune in 2006 and 2007 as one of its “Most Admired Companies,” ranked by Business Ethics as one of its “100 Best Corporate Citizens for 2006” and winner of the Supermarket News 2008 Sustainability Excellence Award.

AT THE COMPANY:	FINANCIAL RELATIONS BOARD
Mark E. Shamber	Joseph Calabrese
Chief Financial Officer	General Information
(860) 779-2800	(212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 5, 2008, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.